UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

Athersys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33876	20-4864095
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 10, 2010, Athersys, Inc. (“Athersys”), through its wholly-owned subsidiary, ABT Holding Company, entered into a License and Technical Assistance Agreement (the “Agreement”) with RTI Biologics, Inc (“RTI”), pursuant to which Athersys will provide RTI access to its Multipotent Adult Progenitor Cell (“MAPC”) technologies to enable RTI to develop and commercialize MAPC technology-based biologic implants exclusively for certain orthopedic applications.

Under the terms of the Agreement, Athersys will receive a $3 million cash license fee and is also eligible to receive additional payments up to a cumulative total of $37.5 million as follows: $2 million contingent upon successful achievement of certain development and commercialization milestones, and an additional maximum total of $35.5 million contingent upon achievement of certain cumulative revenue milestones. In addition, Athersys will receive tiered royalties from the distribution of implants using Athersys’ technologies. The Agreement also contains certain termination rights for Athersys and RTI.

A copy of the press release issued jointly by RTI and Athersys entitled “RTI Biologics and Athersys Announce Collaboration in the Orthopedic Market” announcing the collaboration is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release, dated September 13, 2010, entitled “RTI Biologics and Athersys Announce Collaboration in the Orthopedic Market”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2010

ATHERSYS, INC.

By: /s/ Laura K. Campbell
Name: Laura K. Campbell
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release, dated September 13, 2010, entitled “RTI Biologics and Athersys Announce Collaboration in the Orthopedic Market”

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